FIRST AMENDMENT TO
                     AMENDED AND RESTATED 1992 DURWOOD, INC.
                             VOTING TRUST AGREEMENT


     This Agreement is made effective this 29th day of October, 2002, by RAYMOND
F. BEAGLE, JR. and CHARLES J. EGAN, JR., as Trustees of THE DURWOOD VOTING TRUST and as Trustees of THE STANLEY H. DURWOOD FOUNDATION (hereinafter "Trustees"), and THE GREATER KANSAS CITY COMMUNITY FOUNDATION, a Missouri not-for-profit corporation, as sole Beneficiary of THE STANLEY H. DURWOOD FOUNDATION (hereinafter "Beneficiary").

     WHEREAS, Stanley H. Durwood established the Durwood Voting Trust (the "Voting Trust") under that certain 1992 Durwood, Inc. Voting Trust Agreement dated December 12, 1992, as amended and restated as of August 12, 1997 (the "Voting Trust Agreement");

     WHEREAS, Stanley H. Durwood, established THE STANLEY H. DURWOOD FOUNDATION (hereinafter "Durwood Foundation") under Trust Indenture dated April 27, 1999, as amended by the First Amendment thereto dated March 2, 2000;

     WHEREAS, Stanley H. Durwood died on July 14, 1999;

     WHEREAS, RAYMOND F. BEAGLE, JR. and CHARLES J. EGAN, JR. are the sole surviving and currently acting Trustees of the Voting Trust and the Durwood Foundation;

     WHEREAS, the sole beneficiary of the Durwood Foundation is the Beneficiary, THE GREATER KANSAS CITY COMMUNITY FOUNDATION;

     WHEREAS, CHARLES J. EGAN, JR and RAYMOND F. BEAGLE, JR., as Trustees of the Voting Trust, have issued Voting Trust Certificate No. 15 to CHARLES J. EGAN, JR. and RAYMOND F. BEAGLE, JR., as Trustees of the Durwood Foundation. Voting Trust Certificate No. 15 evidences the ownership of 3,051,597 shares of beneficial participating interest in the Class B Stock of AMC Entertainment Inc. owned by the Voting Trust (the "Shares");

     WHEREAS, no other Voting Trust Certificates for the Voting Trust are issued and outstanding as of the date of this Agreement;

     WHEREAS,  Paragraph  9.4 of  the  Voting  Trust  Agreement  authorizes  the
Trustees of the Voting Trust to amend the Voting Trust Agreement with the consent of the holders of Voting Trust Certificates representing eighty percent (80%) of the Shares;

     WHEREAS, the Trustees of the Voting Trust wish to amend Paragraph 4.8 of the Voting Trust Agreement to provide that a minimum of one (1) Trustee rather than a minimum of two (2) Trustees shall serve for the Voting Trust; and

     WHEREAS, the Trustees of the Durwood Foundation and the Beneficiary of the Durwood Foundation consent to and approve the amendment to the Voting Trust Agreement described in the immediately preceding Recital.

     NOW, THEREFORE, in consideration of the premises, the Trustees and the Beneficiary hereby agree as follows:

                                   ITEM I

     Paragraph 4.8 of the Voting Trust Agreement shall be amended to read in its entirety as follows:

          4.8. NUMBER OF TRUSTEES. There shall all at all times be at least one (1) Trustee who shall be entitled to vote. The Trustees shall take such action as may be appropriate to increase or decrease the number of Trustees. If more than one (1) Trustee is serving, and in the event of an equal division of the vote among the Trustees on any matter, the Trustees shall appoint by their unanimous consent a qualified, disinterested person who shall cast the deciding vote on the issue in question.


                                  ITEM II

     The Trustees of the Voting Trust, the Trustees of the Durwood Foundation and the Beneficiary of the Durwood Foundation hereby ratify and confirm all other provisions of the Voting Trust Agreement except as they may be modified by this Amendment.

     IN WITNESS WHEREOF, the Trustees and the Beneficiary hereby execute this Agreement to be effective the day and year first above written.


                                         /s/ Raymond F. Beagle, Jr.
                                         Raymond F. Beagle, Jr., Trustee of the
                                         Durwood Voting Trust and the Stanley H.
                                         Durwood Foundation


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
                                         /s/ Charles J. Egan, Jr.
                                         Charles J. Egan, Jr., Trustee of the
                                         Durwood Voting Trust and the Stanley H.
                                         Durwood Foundation


                                         THE GREATER KANSAS CITY
                                         COMMUNITY FOUNDATION


                                         By: /s/ Janice C. Kreamer
                                             Janice C. Kreamer, President
ATTEST:

/s/ Richard Green
Secretary



STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 29 day of October, 2002, at my office in said County and State, before me, the undersigned, a notary public, personally appeared RAYMOND F. BEAGLE, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged the execution of the same as said person's free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.


                                                /s/ Deanna L. Vick
                                                Notary Public
My Commission Expires:

April 14, 2003



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


STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 5 day of November, 2002, at my office in said County and State, before me, the undersigned, a notary public, personally appeared CHARLES J. EGAN, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged the execution of the same as said person's free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

                                                /s/ Margaret A. Mitchell
                                                Notary Public
My Commission Expires:

March 10, 2003



STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 30 day of October, 2002, before me, the undersigned, a Notary Public within and for said County and State, personally appeared JANICE C. KREAMER, to me personally known, who being by me duly sworn, did say that she is the President of THE GREATER KANSAS CITY COMMUNITY FOUNDATION, a Missouri not-for-profit corporation, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.


                                                /s/ Jennifer A. Jones
                                                Notary Public
My Commission Expires:

July 1, 2006


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